PBF Energy Reports Third Quarter 2017 Results, Declares Dividend of $0.30 Per Share

•	Third quarter income from operations of $587.2 million (excluding special items, third quarter income from operations of $322.1 million)

•	Strong operations with record refining system throughput of 850,000 barrels per day

•	Declares quarterly dividend of $0.30 per share

PARSIPPANY, NJ - November 2, 2017 - PBF Energy Inc. (NYSE:PBF) today reported third quarter 2017 income from operations of $587.2 million as compared to income from operations of $129.7 million for the third quarter of 2016. Excluding special items, third quarter 2017 income from operations was $322.1 million as compared to income from operations of $25.7 million for the third quarter of 2016. Special items in the third quarter 2017 results, which increased operating income, include a net, non-cash, after-tax gain of $160.7 million, or $1.41 per share, lower-of-cost-or-market ("LCM") inventory adjustment and an after-tax gain of $0.3 million as a result of a change in the tax receivable agreement liability.

The company reported third quarter 2017 net income of $347.2 million, and net income attributable to PBF Energy Inc. of $314.4 million or $2.85 per share. This compares to net income of $56.4 million, and net income attributable to PBF Energy Inc. of $42.1 million or $0.43 per share for the third quarter 2016. Adjusted fully-converted net income for the third quarter 2017, excluding special items, was $164.0 million, or $1.44 per share on a fully-exchanged, fully-diluted basis, as described below, compared to an adjusted fully-converted net loss of $16.5 million, or $(0.16) per share, for the third quarter 2016. PBF Energy's financial results reflect the consolidation of PBF Logistics LP (NYSE: PBFX), a master limited partnership of which PBF indirectly owns the general partner and approximately 44.1% of the limited partner interests as of quarter-end.

Tom Nimbley, PBF Energy's Chairman and CEO, said, “Our results reflect the strong operations of our entire system. For the first time since acquiring the Chalmette and Torrance refineries, we had all five of our assets operating for almost an entire quarter. As a result, we were able to capture the benefits of strong third quarter markets.” Mr. Nimbley continued, “We are still coping with the ongoing pressures of narrow crude differentials and headwinds from the flawed Renewable Fuels Standard. However, the overall macroeconomic picture looks positive for refiners heading into year-end and beyond to 2018. We have strong global demand and economic growth, and inventory levels that have come down to more rational historic averages. With this positive backdrop, we are looking forward to demonstrating the earnings capability of our five refinery system through continued safe, reliable and environmentally responsible operations.”

PBF Energy Inc. Declares Dividend
The company announced today that it will pay a quarterly dividend of $0.30 per share of Class A common stock on November 29, 2017, to holders of record as of November 13, 2017.

Outlook
For the fourth quarter 2017, we expect East Coast total throughput to average 340,000 to 360,000 barrels per day; Mid-Continent total throughput is expected to average 145,000 to 155,000 barrels per day; Gulf Coast total throughput is expected to average 190,000 to 200,000 barrels per day and West Coast total throughput is expected to average 160,000 to 170,000 barrels per day.

For the full-year 2017, we expect East Coast total throughput to average 315,000 to 335,000 barrels per day; Mid-Continent total throughput is expected to average 145,000 to 155,000 barrels per day; Gulf Coast total throughput is expected to average 175,000 to 185,000 barrels per day and West Coast total throughput is expected to average 130,000 to 140,000 barrels per day.

Adjusted Fully-Converted Results
Adjusted fully-converted results assume the exchange of all PBF Energy Company LLC Series A Units and dilutive securities into shares of PBF Energy Inc. Class A common stock on a one-for-one basis, resulting in the elimination of the noncontrolling interest and a corresponding adjustment to the company's tax provision.

Non-GAAP Measures
This earnings release, and the discussion during the management conference call, may include references to non-GAAP (Generally Accepted Accounting Principles) measures including Adjusted Fully-Converted Net Income (Loss), Adjusted Fully-Converted Net Income (Loss) excluding special items, Adjusted Fully-Converted Net Income (Loss) per fully-exchanged, fully-diluted share, gross refining margin, gross refining margin excluding special items, gross refining margin per barrel of throughput, EBITDA (Earnings before Interest, Income Taxes, Depreciation and Amortization), EBITDA excluding special items, Adjusted EBITDA and projected EBITDA related to the refinery acquisitions. PBF believes that non-GAAP financial measures provide useful information about its operating performance and financial results. However, these measures have important limitations as analytical tools and should not be viewed in isolation or considered as alternatives for, or superior to, comparable GAAP financial measures. PBF's non-GAAP financial measures may also differ from similarly named measures used by other companies. See the accompanying tables and footnotes in this release for additional information on the non-GAAP measures used in this release and reconciliations to the most directly comparable GAAP measures.

Conference Call Information
PBF Energy's senior management will host a conference call and webcast regarding quarterly results and other business matters on Thursday, November 2, 2017, at 8:30 a.m. ET. The webcast is available through PBF Energy's website, http://www.pbfenergy.com. The call can also be heard by dialing (866) 831-8713 or (203) 518-9713, conference ID: PBFQ317. The audio replay will be available two hours after the end of the call through November 16, 2017, by dialing (800) 723-1517 or (402) 220-2659.

Forward-Looking Statements
Statements in this press release relating to future plans, results, performance, expectations, achievements and the like are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which may be beyond the company's control, that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors and uncertainties that may cause actual results to differ include but are not limited to the risks disclosed in the company's filings with the SEC, as well as the risks disclosed in

PBF Logistics LP's SEC filings and any impact PBF Logistics LP may have on the company's credit rating, cost of funds, employees, customer and vendors; risk relating to the securities markets generally; and the impact of adverse market conditions affecting the company, unanticipated developments, regulatory approvals, changes in laws and other events that negatively impact the company. All forward-looking statements speak only as of the date hereof. The company undertakes no obligation to revise or update any forward-looking statements except as may be required by applicable law.

About PBF Energy Inc.
PBF Energy Inc. (NYSE:PBF) is one of the largest independent refiners in North America, operating, through its subsidiaries, oil refineries and related facilities in California, Delaware, Louisiana, New Jersey and Ohio. Our mission is to operate our facilities in a safe, reliable and environmentally responsible manner, provide employees with a safe and rewarding workplace, become a positive influence in the communities where we do business, and provide superior returns to our investors.

PBF Energy Inc. also currently indirectly owns the general partner and approximately 44.1% of the limited partnership interest of PBF Logistics LP (NYSE: PBFX).

###
Contacts:
Colin Murray (investors)
ir@pbfenergy.com
Tel: 973.455.7578

Michael C. Karlovich (media)
mediarelations@pbfenergy.com
Tel: 973.455.8994

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Revenues	$5,478,951	$4,513,204	$15,250,649	$11,171,856

Costs and expenses (Note 1):
Cost of products and other	4,352,061	3,862,580	13,154,521	9,524,119
Operating expenses (excluding depreciation and amortization expense as reflected below)	402,910	412,699	1,267,136	989,296
Depreciation and amortization expense	75,948	54,694	197,800	158,612
Cost of sales	4,830,919	4,329,973	14,619,457	10,672,027
General and administrative expenses (excluding depreciation and amortization expense as reflected below)	58,275	44,020	143,195	124,975
Depreciation and amortization expense	2,572	1,342	10,355	4,417
Loss on sale of assets	28	8,159	940	11,381
Total cost and expenses	4,891,794	4,383,494	14,773,947	10,812,800

Income from operations	587,157	129,710	476,702	359,056

Other income (expenses):
Change in tax receivable agreement liability	565	(3,143)	565	(3,143)
Change in fair value of catalyst leases	473	77	(1,011)	(4,556)
Debt extinguishment costs	—	—	(25,451)	—
Interest expense, net	(36,990)	(38,527)	(114,871)	(111,994)
Income before income taxes	551,205	88,117	335,934	239,363
Income tax expense	203,979	31,673	112,889	85,607
Net income	347,226	56,444	223,045	153,756
Less: net income attributable to noncontrolling interests	32,861	14,333	49,420	37,503
Net income attributable to PBF Energy Inc. stockholders	$314,365	$42,111	$173,625	$116,253

Net income available to Class A common stock per share:
Basic	$2.86	$0.43	$1.58	$1.19
Diluted	$2.85	$0.43	$1.57	$1.19
Weighted-average shares outstanding-basic	109,724,595	97,825,357	109,634,921	97,823,708
Weighted-average shares outstanding-diluted	113,882,240	103,135,799	113,791,542	103,210,917

Dividends per common share	$0.30	$0.30	$0.90	$0.90

Adjusted fully-converted net income and adjusted fully-converted net income per fully exchanged, fully diluted shares outstanding (Note 2):
Adjusted fully-converted net income	$325,091	$44,404	$178,682	$122,749
Adjusted fully-converted net income per fully exchanged, fully diluted share	$2.85	$0.43	$1.57	$1.19
Adjusted fully-converted shares outstanding - diluted	113,882,240	103,135,799	113,791,542	103,210,917

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
(Unaudited, in thousands, except share and per share data)

		Three Months Ended		Nine Months Ended
RECONCILIATION OF NET INCOME TO		September 30,		September 30,
ADJUSTED FULLY-CONVERTED NET INCOME (LOSS) (Note 2)		2017	2016	2017	2016
Net income attributable to PBF Energy Inc. stockholders		$314,365	$42,111	$173,625	$116,253
Less:	Income allocated to participating securities	272	—	811	—
Income available to PBF Energy Inc. stockholders - basic		314,093	42,111	172,814	116,253
Add:	Net income attributable to noncontrolling interest (Note 3)	18,137	3,797	9,677	10,755
Less:	Income tax expense (Note 4)	(7,139)	(1,504)	(3,809)	(4,259)
Adjusted fully-converted net income		$325,091	$44,404	$178,682	$122,749
Special Items (Note 5):
Add:	Net non-cash LCM inventory adjustment (Note 6)	(265,077)	(103,990)	(97,943)	(320,833)
Add:	Change in tax receivable agreement liability (Note 6)	(565)	3,143	(565)	3,143
Add:	Debt extinguishment costs (Note 6)	—	—	25,451	—
Add:	Recomputed income taxes on special items (Note 6)	104,556	39,935	28,755	125,805
Adjusted fully-converted net income (loss) excluding special items (Note 5)		$164,005	$(16,508)	$134,380	$(69,136)

Weighted-average shares outstanding of PBF Energy Inc.		109,724,595	97,825,357	109,634,921	97,823,708
Conversion of PBF LLC Series A Units (Note 7)		3,825,508	4,966,632	3,832,464	4,956,853
Common stock equivalents (Note 8)		332,137	343,810	324,157	430,356
Adjusted fully-converted shares outstanding - diluted		113,882,240	103,135,799	113,791,542	103,210,917

Adjusted fully-converted net income (per fully exchanged, fully diluted shares outstanding)		$2.85	$0.43	$1.57	$1.19

Adjusted fully-converted net income (loss) excluding special items (per fully exchanged, fully diluted shares outstanding) (Note 5)		$1.44	$(0.16)	$1.18	$(0.67)

		Three Months Ended		Nine Months Ended
RECONCILIATION OF INCOME FROM OPERATIONS		September 30,		September 30,
TO INCOME FROM OPERATIONS EXCLUDING SPECIAL ITEMS		2017	2016	2017	2016
Income from operations		$587,157	$129,710	$476,702	$359,056
Special Items (Note 5):
Add:	Net non-cash LCM inventory adjustment (Note 6)	(265,077)	(103,990)	(97,943)	(320,833)
Income from operations excluding special items (Note 5)		$322,080	$25,720	$378,759	$38,223

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
EBITDA RECONCILIATIONS (Note 9)
(Unaudited, in thousands)

		Three Months Ended		Nine Months Ended
		September 30,		September 30,
RECONCILIATION OF NET INCOME TO EBITDA AND EBITDA EXCLUDING SPECIAL ITEMS		2017	2016	2017	2016
Net income		$347,226	$56,444	$223,045	$153,756
Add:	Depreciation and amortization expense	78,520	56,036	208,155	163,029
Add:	Interest expense, net	36,990	38,527	114,871	111,994
Add:	Income tax expense	203,979	31,673	112,889	85,607
EBITDA		$666,715	$182,680	$658,960	$514,386
Special Items (Note 5):
Add:	Net non-cash LCM inventory adjustment (Note 6)	(265,077)	(103,990)	(97,943)	(320,833)
Add:	Change in tax receivable agreement liability (Note 6)	(565)	3,143	(565)	3,143
Add:	Debt extinguishment costs (Note 6)	—	—	25,451	—
EBITDA excluding special items (Note 5)		$401,073	$81,833	$585,903	$196,696

RECONCILIATION OF EBITDA TO ADJUSTED EBITDA
EBITDA		$666,715	$182,680	$658,960	$514,386
Add:	Stock based compensation	4,222	3,622	18,064	16,331
Add:	Net non-cash change in fair value of catalyst leases	(473)	(77)	1,011	4,556
Add:	Non-cash LCM inventory adjustment (Note 6)	(265,077)	(103,990)	(97,943)	(320,833)
Add:	Change in tax receivable agreement liability (Note 6)	(565)	3,143	(565)	3,143
Add:	Debt extinguishment costs (Note 6)	—	—	25,451	—
Adjusted EBITDA		$404,822	$85,378	$604,978	$217,583

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
CONDENSED CONSOLIDATED BALANCE SHEET DATA
(Unaudited, in thousands)

	September 30,	December 31,
	2017	2016
Balance Sheet Data:
Cash, cash equivalents and marketable securities	$300,891	$786,298
Inventories	2,310,692	1,863,560
Total assets	7,999,457	7,621,927
Total debt	2,165,168	2,148,234
Total equity	2,675,362	2,570,684

Total equity excluding special items (Note 5, 17)	$2,972,751	$2,912,375

Total debt to capitalization ratio (Note 17)	45%	46%
Total debt to capitalization ratio, excluding special items (Note 17)	42%	42%
Net debt to capitalization ratio (Note 17)	41%	35%
Net debt to capitalization ratio, excluding special items (Note 17)	39%	32%

SUMMARIZED STATEMENT OF CASH FLOW DATA
(Unaudited, in thousands)

	Nine Months Ended September 30,
	2017	2016
Cash flows provided by operations	$322,223	$388,212
Cash flows used in investing activities	(609,918)	(1,246,953)
Cash flows (used in) provided by financing activities	(157,688)	539,823
Net decrease in cash and cash equivalents	(445,383)	(318,918)
Cash and cash equivalents, beginning of period	746,274	944,320
Cash and cash equivalents, end of period	$300,891	$625,402
Marketable securities	—	59,991
Net cash, cash equivalents and marketable securities	$300,891	$685,393

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
CONSOLIDATING FINANCIAL INFORMATION (Note 10)
(Unaudited, in thousands)

	Three Months Ended September 30, 2017
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Revenues	$5,475,815	$65,494	$—	$(62,358)	$5,478,951
Depreciation and amortization expense	70,338	5,610	2,572	—	78,520
Income (loss) from operations (Note 18)	607,848	40,420	(57,312)	(3,799)	587,157
Interest expense, net	1,180	7,748	28,062	—	36,990
Capital expenditures	165,659	15,056	562	—	181,277

	Three Months Ended September 30, 2016
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Revenues	$4,508,613	$48,433	$—	$(43,842)	$4,513,204
Depreciation and amortization expense	49,347	5,347	1,342	—	56,036
Income (loss) from operations (Note 18)	149,282	25,763	(43,714)	(1,621)	129,710
Interest expense, net	713	7,696	30,118	—	38,527
Capital expenditures (Note 15)	1,084,579	4,603	4,337	—	1,093,519

	Nine Months Ended September 30, 2017
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Revenues	$15,239,264	$188,300	$—	$(176,915)	$15,250,649
Depreciation and amortization expense	181,128	16,672	10,355	—	208,155
Income (loss) from operations (Note 18)	517,045	111,478	(140,603)	(11,218)	476,702
Interest expense, net	3,433	23,618	87,820	—	114,871
Capital expenditures (Note 16)	575,530	71,441	2,971	—	649,942

	Nine Months Ended September 30, 2016
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Revenues	$11,164,571	$125,641	$—	$(118,356)	$11,171,856
Depreciation and amortization expense	149,069	9,543	4,417	—	163,029
Income (loss) from operations (Note 18)	403,630	75,317	(118,270)	(1,621)	359,056
Interest expense, net	2,827	22,559	86,608	—	111,994
Capital expenditures (Note 15)	1,311,248	106,416	16,596	—	1,434,260

	Balance at September 30, 2017
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Total Assets (Note 19)	$6,953,916	$754,477	$327,109	$(36,045)	$7,999,457

	Balance at December 31, 2016
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Total Assets (Note 19)	$6,419,950	$756,861	$482,979	$(37,863)	$7,621,927

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
MARKET INDICATORS AND KEY OPERATING INFORMATION
(Unaudited, amounts in thousands except as indicated)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Market Indicators (dollars per barrel) (Note 11)	2017	2016	2017	2016
Dated Brent Crude	$52.16	$45.90	$51.79	$42.05
West Texas Intermediate (WTI) crude oil	$48.18	$44.88	$49.32	$41.41
Light Louisiana Sweet (LLS) crude oil	$51.67	$46.52	$51.73	$43.20
Alaska North Slope (ANS) crude oil	$52.04	$44.65	$52.15	$41.58
Crack Spreads:
Dated Brent (NYH) 2-1-1	$18.12	$12.94	$14.84	$13.18
WTI (Chicago) 4-3-1	$18.82	$13.64	$14.70	$13.07
LLS (Gulf Coast) 2-1-1	$16.69	$11.51	$13.75	$10.35
ANS (West Coast) 4-3-1	$20.66	$15.61	$18.78	$17.22
Crude Oil Differentials:
Dated Brent (foreign) less WTI	$3.97	$1.02	$2.47	$0.64
Dated Brent less Maya (heavy, sour)	$8.75	$6.87	$6.77	$7.57
Dated Brent less WTS (sour)	$4.96	$2.50	$3.63	$1.48
Dated Brent less ASCI (sour)	$3.82	$4.14	$3.58	$4.02
WTI less WCS (heavy, sour)	$10.03	$13.28	$10.83	$12.15
WTI less Bakken (light, sweet)	$(0.69)	$1.41	$0.18	$1.13
WTI less Syncrude (light, sweet)	$(1.95)	$(0.95)	$(1.86)	$(2.67)
WTI less LLS (light, sweet)	$(3.49)	$(1.65)	$(2.41)	$(1.79)
WTI less ANS (light, sweet)	$(3.86)	$0.23	$(2.82)	$(0.17)
Natural gas (dollars per MMBTU)	$2.95	$2.79	$3.05	$2.35

Key Operating Information
Production (barrels per day ("bpd") in thousands)	852.6	799.1	781.6	717.6
Crude oil and feedstocks throughput (bpd in thousands)	849.7	786.3	786.1	711.8
Total crude oil and feedstocks throughput (millions of barrels)	78.2	72.3	214.6	195.1
Gross margin per barrel of throughput	$8.54	$2.70	$3.22	$2.69
Gross refining margin, excluding special items, per barrel of throughput (Note 5, Note 12)	$10.22	$6.92	$8.46	$6.20
Refinery operating expense, excluding depreciation, per barrel of throughput (Note 13)	$4.98	$5.59	$5.71	$4.98
Crude and feedstocks (% of total throughput) (Note 14)
Heavy crude	33%	34%	34%	23%
Medium crude	30%	32%	30%	38%
Light crude	22%	23%	21%	28%
Other feedstocks and blends	15%	11%	15%	11%
Total throughput	100%	100%	100%	100%
Yield (% of total throughput):
Gasoline and gasoline blendstocks	50%	51%	50%	49%
Distillates and distillate blendstocks	29%	31%	29%	31%
Lubes	1%	1%	1%	1%
Chemicals	2%	3%	2%	4%
Other	18%	14%	17%	15%
Total yield	100%	100%	99%	100%

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
SUPPLEMENTAL OPERATING INFORMATION
(Unaudited, amounts in thousands except as indicated)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Supplemental Operating Information - East Coast (Delaware City and Paulsboro)
Production (bpd in thousands)	339.6	313.1	323.8	322.9
Crude oil and feedstocks throughput (bpd in thousands)	343.7	315.9	330.1	327.9
Total crude oil and feedstocks throughput (millions of barrels)	31.6	29.1	90.1	89.8
Gross margin per barrel of throughput	$4.45	$0.84	$0.68	$0.98
Gross refining margin, excluding special items, per barrel of throughput (Note 5, Note 12)	$6.96	$4.52	$5.99	$5.21
Refinery operating expense, excluding depreciation, per barrel of throughput (Note 13)	$3.83	$4.26	$4.50	$4.42
Crude and feedstocks (% of total throughput) (Note 14):
Heavy crude	31%	27%	33%	17%
Medium crude	38%	48%	38%	57%
Light crude	8%	12%	10%	12%
Other feedstocks and blends	23%	13%	19%	14%
Total throughput	100%	100%	100%	100%
Yield (% of total throughput):
Gasoline and gasoline blendstocks	46%	46%	45%	47%
Distillates and distillate blendstocks	28%	33%	30%	30%
Lubes	2%	2%	2%	2%
Chemicals	1%	2%	1%	2%
Other	22%	16%	20%	18%
Total yield	99%	99%	98%	99%

Supplemental Operating Information - Mid-Continent (Toledo)
Production (bpd in thousands)	164.7	168.2	149.6	168.0
Crude oil and feedstocks throughput (bpd in thousands)	160.6	165.3	146.5	165.7
Total crude oil and feedstocks throughput (millions of barrels)	14.8	15.2	40.0	45.5
Gross margin per barrel of throughput	$13.15	$3.69	$4.33	$2.84
Gross refining margin, excluding special items, per barrel of throughput (Note 5, Note 12)	$12.87	$6.67	$9.67	$5.85
Refinery operating expense, excluding depreciation, per barrel of throughput (Note 13)	$4.57	$4.29	$5.21	$4.39
Crude and feedstocks (% of total throughput) (Note 14):
Medium crude	36%	30%	38%	33%
Light crude	62%	67%	60%	64%
Other feedstocks and blends	2%	3%	2%	3%
Total throughput	100%	100%	100%	100%
Yield (% of total throughput):
Gasoline and gasoline blendstocks	54%	54%	54%	52%
Distillates and distillate blendstocks	33%	34%	33%	35%
Chemicals	6%	5%	6%	5%
Other	10%	9%	9%	9%
Total yield	103%	102%	102%	101%

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
SUPPLEMENTAL OPERATING INFORMATION
(Unaudited, amounts in thousands except as indicated)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Supplemental Operating Information - Gulf Coast (Chalmette)
Production (bpd in thousands)	198.1	172.9	181.7	178.0
Crude oil and feedstocks throughput (bpd in thousands)	200.4	165.6	182.6	171.3
Total crude oil and feedstocks throughput (millions of barrels)	18.5	15.2	49.9	46.9
Gross margin per barrel of throughput	$8.57	$1.24	$3.95	$2.97
Gross refining margin, excluding special items, per barrel of throughput (Note 5, Note 12)	$10.36	$7.48	$9.13	$6.85
Refinery operating expense, excluding depreciation, per barrel of throughput (Note 13)	$4.29	$5.78	$4.96	$5.28
Crude and feedstocks (% of total throughput) (Note 14):
Heavy crude	34%	40%	39%	39%
Medium crude	24%	28%	24%	17%
Light crude	28%	16%	21%	29%
Other feedstocks and blends	14%	16%	16%	15%
Total throughput	100%	100%	100%	100%
Yield (% of total throughput):
Gasoline and gasoline blendstocks	43%	47%	46%	47%
Distillates and distillate blendstocks	34%	29%	32%	31%
Chemicals	2%	6%	2%	6%
Other	20%	18%	20%	16%
Total yield	99%	100%	100%	100%

Supplemental Operating Information - West Coast (Torrance)
Production (bpd in thousands)	150.2	144.9	126.5	144.9
Crude oil and feedstocks throughput (bpd in thousands)	145.0	139.5	126.9	139.6
Total crude oil and feedstocks throughput (millions of barrels)	13.3	12.8	34.6	12.8
Gross margin per barrel of throughput	$8.31	$3.86	$2.18	$3.86
Gross refining margin, excluding special items, per barrel of throughput (Note 5, Note 12)	$14.81	$11.96	$12.53	$11.96
Refinery operating expense, excluding depreciation, per barrel of throughput (Note 13)	$9.13	$8.68	$10.52	$8.68
Crude and feedstocks (% of total throughput) (Note 14):
Heavy crude	75%	85%	72%	85%
Medium crude	12%	2%	8%	2%
Other feedstocks and blends	13%	13%	20%	13%
Total throughput	100%	100%	100%	100%
Yield (% of total throughput):
Gasoline and gasoline blendstocks	64%	61%	65%	61%
Distillates and distillate blendstocks	24%	25%	20%	25%
Other	16%	18%	15%	18%
Total yield	104%	104%	100%	104%

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
GROSS REFINING MARGIN / GROSS REFINING MARGIN PER BARREL OF THROUGHPUT (Note 12)
(Unaudited, in thousands, except per barrel amounts)

	Three Months Ended		Three Months Ended
	September 30, 2017		September 30, 2016
RECONCILIATION OF GROSS MARGIN TO GROSS REFINING MARGIN	$	per barrel of throughput	$	per barrel of throughput
Calculation of gross margin:
Revenues	$5,478,951	$70.09	$4,513,204	$62.39
Less: Cost of products and other	4,352,061	55.67	3,862,580	53.39
Less: Refinery operating expenses	389,591	4.98	404,045	5.59
Less: Refinery depreciation expenses	70,338	0.90	51,337	0.71
Gross margin	$666,961	$8.54	$195,242	$2.70
Less: Revenues of PBFX	(65,494)	(0.84)	(48,433)	(0.67)
Add: Affiliate cost of sales of PBFX	2,611	0.03	2,164	0.03
Add: Refinery operating expenses	389,591	4.98	404,045	5.59
Add: Refinery depreciation expense	70,338	0.90	51,337	0.71
Gross refining margin	$1,064,007	$13.61	$604,355	$8.36
Special Items (Note 5):
Add: Non-cash LCM inventory adjustment (Note 6)	(265,077)	(3.39)	(103,990)	(1.44)
Gross refining margin excluding special items (Note 5)	$798,930	$10.22	$500,365	$6.92

	Nine Months Ended		Nine Months Ended
	September 30, 2017		September 30, 2016
RECONCILIATION OF GROSS MARGIN TO GROSS REFINING MARGIN	$	per barrel of throughput	$	per barrel of throughput
Calculation of gross margin:
Revenues	$15,250,649	$71.07	$11,171,856	$57.28
Less: Cost of products and other	13,154,521	61.30	9,524,119	48.83
Less: Refinery operating expenses	1,225,014	5.71	972,223	4.98
Less: Refinery depreciation expenses	181,238	0.84	151,473	0.78
Gross margin	$689,876	$3.22	$524,041	$2.69
Less: Revenues of PBFX	(188,300)	(0.88)	(125,641)	(0.64)
Add: Affiliate cost of sales of PBFX	5,041	0.02	7,486	0.04
Add: Refinery operating expenses	1,225,014	5.71	972,223	4.98
Add: Refinery depreciation expense	181,238	0.84	151,473	0.78
Gross refining margin	$1,912,869	$8.91	$1,529,582	$7.85
Special Items (Note 5):
Add: Non-cash LCM inventory adjustment (Note 6)	(97,943)	(0.45)	(320,833)	(1.65)
Gross refining margin excluding special items (Note 5)	$1,814,926	$8.46	$1,208,749	$6.20

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
FOOTNOTES TO EARNINGS RELEASE TABLES

(1) During the third quarter of 2017, the company determined that it would revise the presentation of certain line items on its consolidated statements of operations to enhance its disclosure under the requirements of Rule 5-03 of Regulation S-X. The revised presentation is comprised of the inclusion of a subtotal within costs and expenses referred to as “Cost of sales” and the reclassification of total depreciation and amortization expense between such amounts attributable to cost of sales and other operating costs and expenses. The amount of depreciation and amortization expense that is presented separately within the “Cost of Sales” subtotal represents depreciation and amortization of refining and logistics assets that are integral to the refinery production process. The historical comparative information has been revised to conform to the current presentation. This revised presentation does not have an effect on the company’s historical consolidated income from operations or net income, nor does it have any impact on its consolidated balance sheets, statements of comprehensive income or statements of cash flows.

(2) Adjusted fully-converted information is presented in this table as management believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, are useful to investors to compare the company’s results across the periods presented and facilitates an understanding of the company’s operating results. The company also uses these measures to evaluate its operating performance. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The differences between adjusted fully-converted and GAAP results are explained in footnotes 3 through 8.

(3) Represents the elimination of the noncontrolling interest associated with the ownership by the members of PBF Energy Company LLC other than PBF Energy Inc., as if such members had fully exchanged their Series A Units for shares of PBF Energy's Class A common stock.

(4) Represents an adjustment to reflect the company's statutory corporate tax rate of approximately 39.4% and 39.6% for the 2017 and 2016 periods, respectively, applied to the net income attributable to the noncontrolling interest for all periods presented. The adjustment assumes the full exchange of existing PBF Energy Company LLC Series A Units as described in footnote 3.

(5) The Non-GAAP measures presented include adjusted fully-converted net income excluding special items, income from continuing operations excluding special items, EBITDA excluding special items, and gross refining margin excluding special items. The special items for the periods presented relate to a lower of cost or market ("LCM") adjustment, changes in the tax receivable agreement liability ("TRA") and debt extinguishment costs. LCM is a GAAP guideline related to inventory valuation that requires inventory to be stated at the lower of cost or market. Our inventories are stated at the lower of cost or market. Cost is determined using last-in, first-out (LIFO) inventory valuation methodology, in which the most recently incurred costs are charged to cost of sales and inventories are valued at base layer acquisition costs. Market is determined based on an assessment of the current estimated replacement cost and net realizable selling price of the inventory. In periods where the market price of our inventory declines substantially, cost values of inventory may exceed market values. In such instances, we record an adjustment to write down the value of inventory to market value in accordance with GAAP. In subsequent periods, the value of inventory is reassessed and an LCM adjustment is recorded to reflect the net change in the LCM inventory reserve between the prior period and the current period. Changes in the TRA reflect charges or benefits attributable to changes in our obligation under the TRA due to factors out of our control such as changes in tax rates. Debt extinguishment costs reflect the difference between the carrying value of our 2020 Senior Secured Notes on the date that they were reacquired and the amount for which they were reacquired. Although we believe that Non-GAAP financial measures excluding the impact of special items provide useful supplemental information to investors regarding the results and performance of our business and allow for useful period-over-period comparisons, such Non-GAAP measures should only be considered as a supplement to, and not as a substitute for, or superior to, the financial measures prepared in accordance with GAAP.

(6) The following table includes the lower of cost or market inventory reserve as of each date presented (in thousands):

	2017	2016
January 1,	$595,988	$1,117,336
June 30,	763,122	900,493
September 30,	498,045	796,503

The following table includes the corresponding impact of changes in the lower of cost or market inventory reserve on operating income and net income for the periods presented (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,

	2017	2016	2017	2016
Net LCM inventory adjustment benefit in operating income	$265,077	$103,990	$97,943	$320,833
Net LCM inventory adjustment benefit in net income	160,743	62,810	59,393	193,783

Additionally, during both the three and nine months ended September 30, 2017 we recorded a change in TRA that increased operating income and net income by $0.6 million and $0.3 million, respectively. During the three and nine months ended September 30, 2016 we recorded a change in TRA that decreased operating income and net income by $3.1 million and $1.9 million, respectively. The changes in the tax receivable agreement liability reflect charges or benefits attributable to changes in our obligation under the tax receivable agreement due to factors out of our control such as changes in tax rates.

Furthermore, during the nine months ended September 30, 2017, we recorded pre-tax debt extinguishment costs of $25.5 million related to the redemption of the 2020 Senior Secured Notes. These nonrecurring charges decreased net income by $15.4 million for the nine months ended September 30, 2017. There were no such costs in the three months ended September 30, 2017 nor in the three or nine months ended September 30, 2016.

(7) Represents an adjustment to weighted-average diluted shares outstanding to assume the full exchange of existing PBF LLC Series A Units as described in footnote 3 above.

(8) Represents weighted-average diluted shares outstanding assuming the conversion of all common stock equivalents, including options and warrants for PBF LLC Series A Units and options for shares of PBF Energy Class A common stock as calculated under the treasury stock method (to the extent the impact of such exchange would not be anti-dilutive) for the three and nine months ended September 30, 2017 and 2016, respectively. Common stock equivalents exclude the effects of options and warrants to purchase 6,484,650 and 6,554,650 shares of PBF Energy Class A common stock and PBF LLC Series A Units because they are anti-dilutive for the three and nine months ended September 30, 2017, respectively. Common stock equivalents exclude the effects of options and warrants to purchase 5,161,125 and 4,364,250 shares of PBF Energy Class A common stock and PBF LLC Series A Units because they are anti-dilutive for the three and nine months ended September 30, 2016, respectively.

(9) EBITDA (Earnings before Interest, Income Taxes, Depreciation and Amortization) and Adjusted EBITDA are supplemental measures of performance that are not required by, or presented in accordance with GAAP. We use these Non-GAAP financial measures as a supplement to our GAAP results in order to provide additional metrics on factors and trends affecting our business. EBITDA and Adjusted EBITDA are measures of operating performance that are not defined by GAAP and should not be considered substitutes for net income as determined in accordance with GAAP. In addition, because EBITDA and Adjusted EBITDA are not calculated in the same manner by all companies, they are not necessarily comparable to other similarly titled measures used by other companies. EBITDA and Adjusted EBITDA have their limitations as an analytical tool, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP.

(10) We operate in two reportable segments; Refining and Logistics. Our operations that are not included in the Refining and Logistics segments are included in Corporate. As of September 30, 2017, the Refining segment includes the operations of our oil refineries and related facilities in Delaware City, Delaware, Paulsboro, New Jersey, Toledo, Ohio, New Orleans, Louisiana and Torrance, California. The Logistics segment includes the operations of PBF Logistics LP ("PBFX"), a growth-oriented master limited partnership which owns or leases, operates, develops and acquires crude oil and refined petroleum products terminals, pipelines, storage facilities and similar logistics assets. PBFX's assets consist of rail and truck terminals and unloading racks, tank farms and pipelines, a substantial portion of which were acquired from or contributed by PBF LLC and are located at, or nearby, the company’s refineries. PBFX provides various rail, truck and marine terminaling services, pipeline transportation services and storage services to PBF Holding and/or its subsidiaries and third party customers through fee-based commercial agreements. In connection with the contribution by PBF LLC of the limited liability interests in PNGPC to PBFX, the accompanying segment information has been retrospectively adjusted to include the historical results of PNGPC in the Logistics segment for all periods presented prior to such contribution.

PBFX currently does not generate significant third party revenue and intersegment related-party revenues are eliminated in consolidation. Prior to the PBFX initial public offering, PBFX was not considered to be a separate reportable segment. From a PBF Energy perspective, the company's chief operating decision maker evaluates the Logistics segment as a whole without regard to any of PBFX's individual segments.

(11) As reported by Platts.

(12) Gross refining margin and gross refining margin per barrel of throughput are Non-GAAP measures because they exclude refinery operating expenses, refinery depreciation and amortization and gross margin of PBFX. Gross refining margin per barrel is gross refining margin, divided by total crude and feedstocks throughput. We believe they are important measures of operating performance and they provide useful information to investors because gross refining margin per barrel is a helpful metric comparison to the industry refining margin benchmarks shown in the Market Indicators Tables, as the industry benchmarks do not include a charge for refinery operating expenses and depreciation. Other companies in our industry may not calculate gross refining margin and gross refining margin per barrel in the same manner. Gross refining margin and gross refining margin per barrel of throughput have their limitations as an analytical tool, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP.

(13) Represents refinery operating expenses, including corporate-owned logistics assets, excluding depreciation and amortization, divided by total crude oil and feedstocks throughput.

(14) We define heavy crude oil as crude oil with American Petroleum Institute (API) gravity less than 24 degrees. We define medium crude oil as crude oil with API gravity between 24 and 35 degrees. We define light crude oil as crude oil with API gravity higher than 35 degrees.

(15) The Refining segment includes capital expenditures of $971.9 million related to the acquisition of the Torrance refinery and related logistic assets that was completed in the third quarter of 2016. Additionally, the Refining segment includes capital expenditures of $2.7 million for the working capital settlement related to the acquisition of the Chalmette refinery that was finalized in the first quarter of 2016.

(16) The Logistics segment includes capital expenditures of $10.1 million for the acquisition of the Toledo Terminal by PBFX on April 17, 2017.

(17) The total debt to capitalization ratio is calculated by dividing total debt by the sum of total debt and total equity. This ratio is a measurement which is presented in our annual and interim filings and management believes this ratio is useful to investors in analyzing our leverage. Net debt and the net debt to capitalization ratio are Non-GAAP measures. Net debt is calculated by subtracting cash and cash equivalents and marketable securities from total debt. We believe these measurements are also useful to investors since we have the ability to and may decide to use a portion of our cash and cash equivalents to retire or pay down our debt. Marketable securities included in net debt fully collateralized PBFX's Term Loan prior to its repayment. Additionally, as described in footnote 5 above, we have also presented the total debt to capitalization and net debt to capitalization ratios excluding the cumulative effects of special items on equity.

	September 30,	December 31,
	2017	2016
Total debt	$2,165,168	$2,148,234
Total equity	2,675,362	2,570,684
Total capitalization	$4,840,530	$4,718,918

Total debt	$2,165,168	$2,148,234
Total equity excluding special items	2,972,751	2,912,375
Total capitalization excluding special items	$5,137,919	$5,060,609

Total equity	$2,675,362	$2,570,684
Special Items (Note 5)
Add: Non-cash LCM inventory adjustment (Note 6)	498,045	595,988
Add: Change in tax receivable agreement liability (Note 6)	(26,073)	(25,508)
Add: Debt extinguishment costs (Note 6)	25,451	—
Less: Recomputed income taxes on special items (Note 6)	(200,034)	(228,789)
Net impact of special items to equity	297,389	341,691
Total equity excluding special items (Note 5)	$2,972,751	$2,912,375

Total debt	$2,165,168	$2,148,234
Less: Cash, cash equivalents and marketable securities	300,891	786,298
Net Debt	$1,864,277	$1,361,936

Total debt to capitalization ratio	45%	46%
Total debt to capitalization ratio, excluding special items	42%	42%
Net debt to capitalization ratio	41%	35%
Net debt to capitalization ratio, excluding special items	39%	32%

(18) The Logistics segment includes 100% of the income from operations of the Torrance Valley Pipeline Company LLC ("TVPC"), as TVPC is consolidated by PBFX. PBFX records net income attributable to noncontrolling interest for the 50% equity interest in TVPC held by PBF Holding. PBF Holding (included in the Refining segment) records equity income in investee related to its 50% noncontrolling ownership interest in TVPC. For the purposes of the consolidated PBF Energy financial statements, PBF Holding's equity income in investee and PBFX's net income attributable to noncontrolling interest eliminate in consolidation.

(19) The Logistics segment includes 100% of the assets of TVPC as TVPC is consolidated by PBFX. PBFX records a noncontrolling interest for the 50% equity interest in TVPC held by PBF Holding. PBF Holding (included in the Refining segment) records an equity investment in TVPC reflecting its noncontrolling ownership interest. For the purposes of the consolidated PBF Energy financial statements, PBFX's noncontrolling interest in TVPC and PBF Holding's equity investment in TVPC eliminate in consolidation.